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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) July 27, 1999



                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                1-10702             34-1531521
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(State or Other Jurisdiction    (Commission          (IRS Employer
      of Incorporation)         File Number)       Identification No.)



            500 Post Road East, Suite 320, Westport, Connecticut       06880
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                  (Address of Principal Executive Offices)          (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition and Disposition of Assets.

On July 15, 1999, Terex Corporation ("Terex" or the "Company"), announced an offer to acquire all of the issued and to be issued share capital of Powerscreen International plc ("Powerscreen"). On July 27, 1999, Terex declared the offer for Powerscreen unconditional, all conditions having been waived or satisfied, with respect to all valid acceptances received. As of August 9, 1999, Terex had received acceptances in excess of 85% of Powerscreen's issued share capital. The Company's offer remains open for additional acceptances.

Powerscreen is headquartered in Dungannon, Northern Ireland and has operations in the United Kingdom, the Republic of Ireland, the United States and Canada. Powerscreen manufactures and markets, and will continue to manufacture and market, screening and crushing equipment for the quarrying, construction and demolition industries.

The purchase price is GBP 181 million (approximately $294 million) in cash. The Company is obtaining the funds necessary to complete the transaction under a $325 million bank credit facility maturing March 2006. This loan currently bears interest, at the Company's option, at a rate of 3.00% per annum in excess of the adjusted Eurodollar rate or 2.00% in excess of the prime rate. The terms of this bank credit facility are substantially the same as the terms of the Company's existing bank credit facility.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired; and
(b)  Pro Forma Financial Information

     Powerscreen is an entity organized under the laws of United Kingdom for financial reporting purposes. As a result, financial statements of the acquired business meeting the requirements of Regulation S-X promulgated under the Securities Act of 1933, as amended, are not currently available. Accordingly, it is not practical to provide the required historical and pro forma financial statements at this time. The required financial statements will be filed on Form 8-K/A as soon as practicable, but in any event within sixty (60) days after this Current Report on Form 8-K is required to be filed.

(c) Exhibits

10.1 Amendment No. 4 to Credit Agreement dated as of March 6, 1998 among Terex Corporation, certain of its subsidiaries, the lenders named therein, and Credit Suisse First Boston, as Administrative and Collateral Agent.

10.2 Amendment No. 5 to Credit Agreement dated as of March 6, 1998 among Terex Corporation, certain of its subsidiaries, the lenders named therein, and Credit Suisse First Boston, as Administrative and Collateral Agent.

10.3 Tranche C Credit Agreement dated as of July 2, 1999, as amended and restated as of July 12, 1999, among Terex Corporation, the lenders named therein and Credit Suisse First Boston, as Administrative and Collateral Agent.

10.4      Amendment  No. 1 to  Tranche  C Credit  Agreement  dated as of July 2,
          1999, as amended and restated as of July 12, 1999, among Terex Corporation, the lenders named therein and Credit Suisse First Boston, as Administrative and Collateral Agent.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 1999

                                            TEREX CORPORATION


                                            By:  /s/  Eric I Cohen
                                                Name: Eric I Cohen
                                                Title:  Senior Vice President
                                                           and General Counsel